Exhibit 10.6

EXECUTION COPY

SECOND AMENDMENT TO ABL CREDIT AGREEMENT

SECOND AMENDMENT TO ABL CREDIT AGREEMENT, dated as of December 18, 2019 (this “Amendment”), by and among CLAIRE’S STORES, INC., a Florida corporation (the “Lead Borrower”), Citibank, N.A. (the “Agent”), the Lenders (as defined below) party hereto (the “Requisite Lenders”) constituting Lenders having at least a majority in the aggregate principal amount of the Commitments of all Lenders as of the Restatement Date (as defined below), and for the purposes of Section 6.6 only, each other Reaffirming Party (as defined below).

RECITALS

WHEREAS, the Lead Borrower is a party to that certain ABL Credit Agreement, dated as of January 24, 2019 (as amended by that certain First Amendment to ABL Credit Agreement, dated as of May 1, 2019, and as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”), among, inter alios, Claire’s Holdings LLC, a Delaware limited liability company (“Holdings”), the Lead Borrower, the other Borrowers party thereto, the lenders from time to time party thereto (the “Lenders”) and the Agent, as Administrative Agent and Collateral Agent;

WHEREAS, pursuant to the Existing Credit Agreement, the Lenders have extended, and have agreed to extend, credit to the Borrowers, including the Initial Revolving Loans;

WHEREAS, each of the Borrowers and the other Credit Parties (collectively, the “Reaffirming Parties”) is party to certain one or more of the Security Documents, pursuant to which, among other things, the Credit Parties provided security for the Obligations;

WHEREAS, each Reaffirming Party expects to realize substantial direct and indirect benefits as a result of the Amended and Restated Credit Agreement (as defined below) becoming effective and the consummation of the transactions contemplated thereby and desires to reaffirm its obligations pursuant to certain Credit Documents to which it is a party;

WHEREAS, the Borrowers, the other Credit Parties and the Requisite Lenders desire to amend the Existing Credit Agreement pursuant to this Amendment;

NOW, THEREFORE, in consideration of the agreements contained herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1 Certain Definitions. Capitalized terms used (including in the preamble and recitals hereto) but not defined herein shall have the meanings assigned to such terms in the Existing Credit Agreement, and if not defined therein, shall have the meanings assigned to such terms in the Amended and Restated Credit Agreement.

ARTICLE II

AMENDMENTS TO CREDIT AGREEMENT

SECTION 2.1 Amendment and Restatement. Subject to the satisfaction of the conditions set forth in Article IV of this Amendment, on and as of the Restatement Date (as defined below), the Existing Credit Agreement shall be amended and restated in its entirety in the form of the Amended and Restated ABL Credit Agreement attached hereto as Exhibit A (including the schedules and exhibits thereto, “Amended and Restated Credit Agreement”), such that, on and after the Restatement Date, the terms and provisions set forth in the Amended and Restated Credit Agreement shall supersede and replace the terms and provisions of the Existing Credit Agreement in their entirety.

SECTION 2.2 The Requisite Lenders hereby authorize, and direct the Agent, to enter into that certain ABL Intercreditor Agreement (the “ABL Intercreditor Agreement”), to be dated as of the date hereof, by and among the Agent, as ABL Agent, JPMorgan Chase Bank, N.A., as First Lien Term Loan Agent, Wilmington Trust, National Association, as Additional First Lien Term Loan Agent, the Lead Borrower, as Borrower, Holdings, as Holdings, and the Grantors party thereto, a form of which is attached hereto as Exhibit B, and which shall henceforth supersede the Intercreditor Agreement, dated as of October 12, 2018, by and among the Agent, Wilmington Trust, National Association, the Lead Borrower, Holdings and the Grantors party thereto.

ARTICLE III

CONSENT FEE

SECTION 3.1 Consent Fee. On the Restatement Date, the Lead Borrower shall pay to the Agent, for the benefit of each Requisite Lender party hereto for which the Agent has received such Requisite Lender’s duly executed and delivered signature page to this Amendment by 1:00 p.m. (Eastern Time) on December 18, 2019 (the “Consent Deadline”), a consent fee (the “Consent Fee”) equal to 0.05% of the aggregate principal amount of Commitments held by such Requisite Lender party hereto. Such Consent Fee shall be deemed fully earned and payable on the Restatement Date.

ARTICLE IV

CONDITIONS TO EFFECTIVENESS

SECTION 4.1 The effectiveness of this Amendment (including the amendments contained in Article II) (the date of such effectiveness, the “Restatement Date”) is subject to satisfaction of the following conditions:

(a) the Agent shall have received a duly executed copy of (i) this Amendment, signed by the Lead Borrower, the other Credit Parties and the Requisite Lenders , (ii) the ABL Intercreditor Agreement, (iii) the U.K. Second Debenture, (iv) the U.K. Security Trust Deed Amendment and (v) the Gibraltar Deed of Confirmation (collectively, the “Amendment Documents”);

(b) the representations and warranties of the Credit Parties set forth in any Credit Document shall, to the extent qualified by materiality, be true and correct in all respects and to the extent not qualified by materiality, be true and correct in all material respects, on and as of the Restatement Date, with the same effect as though such representations and warranties had been made on and as of the Restatement Date; provided that to the extent that a representation and warranty specifically refers to a given date or period, it shall, to the extent qualified by materiality, be true and correct in all respects and to the extent not qualified by materiality, be true and correct in all material respects as of such date or period, as the case may be;

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(c) no Default or Event of Default under the Credit Documents shall have occurred and be continuing;

(d) all reasonable and documented expenses and other compensation payable to the Agent and the Requisite Lenders in connection with the Amendment Documents pursuant to Section 9.05 (Expenses; Indemnity) of the Existing Credit Agreement (including the legal fees and expenses of Latham & Watkins LLP, counsel to the Agent) shall have been paid to the extent earned, due and owing and otherwise reimbursable pursuant to the terms thereof and otherwise invoiced at least three (3) Business Days prior to the Restatement Date;

(e) the Agent shall have received a closing certificate from each Credit Party certifying as to (i) resolutions duly adopted by the board of directors (or equivalent governing body) of such Credit Party authorizing the execution, delivery and performance of each Amendment Document to which it is a party, (ii) copies of organizational documents (or a representation from such Credit Party that its organizational documents have not changed from the version provided in connection with the closing of the Existing Credit Agreement), (iii) incumbency and specimen signature of each officer executing each Amendment Document to which it is a party on behalf of such Credit Party and (iv) the good standing of such Credit Party in its jurisdiction of organization;

(f) the Agent shall have received a favorable written opinion (or opinions) of each foreign counsel to the relevant Credit Parties or the Administrative Agent, as applicable, each in form and substance reasonably satisfactory to the Administrative Agent and counsel to the Requisite Lenders, (i) addressed to the Agent and the Requisite Lenders, (ii) in form and substance reasonably satisfactory to the Agent and counsel to the Lenders, (iii) dated the Restatement Date, and (iv) covering such matters relating to the relevant Amendment Documents as the Agent (or its counsel) and the Requisite Lenders (or their counsel) shall reasonably request;

(g) the U.K. Borrowers shall deliver notices in accordance with the U.K. Security Agreement; and

(h) the Agent shall have received (i) for its own account, the Amendment Fee (as defined in the Fee Letter dated as of December 18, 2019, by and among Citigroup Global Markets Inc. and the Lead Borrower) and (ii) for the account of the Requisite Lenders, the Consent Fee;

The entry into this Amendment shall be deemed to constitute a representation and warranty by each Credit Party as to the applicable matters specified in paragraphs (b) and (c).

ARTICLE V

EFFECTS ON CREDIT DOCUMENTS

SECTION 5.1 On and after the Restatement Date, (i) each reference in the Existing Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Existing Credit Agreement, and each reference in the other Credit Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Existing Credit Agreement shall, in each case, mean and be a reference to the Amended and Restated Credit Agreement.

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SECTION 5.2 Except as specifically amended or otherwise modified herein or contemplated hereby, the Credit Agreement and each of the other Credit Documents, as specifically amended by the Amendment Documents, are and shall continue to be in full force and effect in all respects. Without limiting the generality of the foregoing, all of the Collateral described in the Security Documents shall continue to secure the payment of all Obligations. The Amendment Documents shall not constitute a novation of any Obligations existing prior to the date hereof and shall merely amend or otherwise modify such Obligations to the extent set forth herein.

SECTION 5.3 The execution, delivery and effectiveness of the Amendment Documents shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under any of the Credit Documents, nor constitute a waiver of any provision of any of the Credit Documents. On and after the Restatement Date, each of the Amendment Documents shall constitute a Credit Document.

ARTICLE VI

MISCELLANEOUS

SECTION 6.1 Amendments; Execution in Counterparts; Severability.

(a) This Amendment may not be amended nor may any provision hereof be waived except pursuant to a writing signed by each party hereto.

(b) To the extent any provision of this Amendment is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Amendment in any jurisdiction.

SECTION 6.2 Governing Law; Jurisdiction; Waiver of Jury Trial. This Amendment shall be construed in accordance with and governed by the laws of the State of New York. The provisions of Sections 9.05 (Expenses; Indemnity), 9.11 (Waiver of Jury Trial) and 9.15 (Jurisdiction; Consent to Service of Process) of the Existing Credit Agreement are incorporated herein by reference, mutatis mutandis.

SECTION 6.3 Headings. Article and Section headings used herein are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.

SECTION 6.4 Counterparts. This Amendment may be executed in two or more counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute but one contract, and shall become effective as provided in Section 9.03 (Binding Effect) of the Existing Credit Agreement. Delivery of an executed counterpart to this Amendment by facsimile transmission (or other electronic transmission pursuant to procedures approved by the Administrative Agent) shall be effective as a delivery of a mutually signed original.

SECTION 6.5 Entire Agreement. This Amendment and any agreements referred to herein constitute the entire contract among the parties hereto relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Upon the effectiveness of this Amendment as set forth in Article IV of this Amendment, this Amendment shall be binding upon and inure to the benefit of the parties hereto and, subject to and in accordance with Section 13.6 (Successors and Assigns) of the Amended and Restated Credit Agreement, their respective successors and assigns.

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SECTION 6.6 Reaffirmation of Obligations. Each Credit Party, subject to the terms and conditions contained herein and in the Credit Documents has (i) guaranteed the Obligations and (ii) created liens in favor of the Agent on certain Collateral to secure the Obligations. Each Credit Party hereby acknowledges that it has reviewed the terms and provisions of each of the Amendment Documents to which it is a party and the First Amendment to ABL Credit Agreement, dated as of May 1, 2019 (the “First Amendment”) and consents to each of the Amendment Documents to which it is a party and the First Amendment. Each Credit Party hereby (i) reaffirms (A) each Lien granted by it to the Agent for the benefit of the Secured Parties and (B) any guarantees made by it pursuant to any Loan Document to which it is a party, and (ii) acknowledges and agrees that the grants of security interests by the Credit Parties contained in the Security Documents shall remain in full force and effect after giving effect to the Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the day and year first above written.

U.S. BORROWERS:

CLAIRE’S STORES, INC.
CLAIRE’S PUERTO RICO CORP.
CBI DISTRIBUTING CORP.
CLAIRE’S BOUTIQUES, INC.
CLAIRE’S CANADA CORP.
BMS DISTRIBUTING CORP.
CLSIP HOLDINGS LLC
CLSIP LLC

By:	/s/ Steven Sernett
Name: Stephen Sernett
Title: Senior Vice President, General Counsel and Secretary

CSI CANADA LLC

By:	/s/ Steven Sernett
Name: Stephen Sernett
Title: Secretary

HOLDINGS:

CLAIRE’S HOLDINGS LLC

By:	/s/ Steven Sernett
Name: Stephen Sernett
Title: Senior Vice President, General Counsel and Secretary

[Signature Page to Second Amendment]

U.K. BORROWERS:

CLAIRE’S (GIBRALTAR) HOLDINGS LIMITED

By:	/s/ Steven Sernett
Name: Stephen Sernett
Title: Director

CLAIRE’S EUROPEAN SERVICES LIMITED

By:	/s/ Stuart Brown
Name: Stuart Brown
Title: Director

CLAIRE’S ACCESSORIES UK LIMITED

By:	/s/ Stuart Brown
Name: Stuart Brown
Title: Director

CLAIRE’S EUROPEAN DISTRIBUTION LIMITED

By:	/s/ Stuart Brown
Name: Stuart Brown
Title: Director

[Signature Page to Second Amendment]

LENDERS

CITIBANK, N.A., as Administrative Agent, Collateral Agent, Issuing Bank, Swingline Lender and Lender

By:	/s/ Thomas M. Halsch
Name: Thomas M. Halsch
Title: Vice President

[Signature Page to Second Amendment]

CITIZENS BANK, N.A., as a Lender

By:	/s/ Madison Burns
Name: Madison Burns
Title: Assistant Vice President

[Signature Page to Second Amendment]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender

By:	/s/ William O’Daly
Name: William O’Daly
Title: Authorized Signatory

By:	/s/ Lingz Huang
Name: Lingz Huang
Title: Authorized Signatory

[Signature Page to Second Amendment]

Exhibit A

Amended and Restated Credit Agreement

Exhibit B

ABL Intercreditor Agreement